Exhibit 99.1

LTC Announces Second Quarter Operating Results

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--August 2, 2010--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and six months ended June 30, 2010 and announced that net income allocable to common stockholders for the second quarter was $7.7 million or $0.33 per diluted share. For the same period in 2009, net income allocable to common stockholders was $6.8 million or $0.30 per diluted share. Revenues for the three months ended June 30, 2010, were $18.2 million versus $17.4 million for the same period last year.

The Company announced that during the second quarter it purchased two properties in Virginia, a 90-bed skilled nursing property and a property with 137 skilled nursing beds, 47 assisted living units and 46 independent living units, for a total purchase price of $22.0 million. These properties were leased to a third party operator under a 12-year triple net master lease with two 10-year renewal options.

The Company also announced that during the second quarter it paid off a $7.6 million mortgage loan secured by an assisted living property located in California. The retired debt had an interest rate of 8.7%. After this payoff, the Company has $3.7 million of secured debt outstanding which was funded with multifamily tax-exempt revenue bonds secured by five assisted living properties located in Washington. These bonds bear interest at a variable interest rate and mature in 2015. The weighted average interest rate as of June 30, 2010, including letter of credit fees, was 2.1%.

Additionally, the Company announced that subsequent to June 30, 2010 it paid off $41 million outstanding under its unsecured revolving line of credit out of proceeds received from the previously announced sale of senior unsecured term notes. On July 14, 2010, the Company announced that it completed the sale to affiliates and managed accounts of Prudential Investment Management, Inc. (individually and collectively “Prudential”) of $25 million aggregate principal amount of 5.26% senior unsecured term notes due 2015 and $25 million aggregate principal amount of 5.74% senior unsecured term notes due 2019. The Company also announced that it entered into an uncommitted private shelf agreement with Prudential which provides for the possible issuance of up to an additional $50 million of senior unsecured fixed-rate term notes during the three-year issuance period.

For the six months ended June 30, 2010, net income allocable to common stockholders was $14.4 million or $0.61 per diluted share which includes $0.9 million of provision for doubtful accounts recorded in the first quarter related to a mortgage loan secured by a private school property. On April 20, 2010, the Company received notice from this borrower that they had ceased operations at the private school property in Minnesota. Prior to that notice, the borrower was current with all loan payments. For the same period in 2009, net income allocable to common stockholders was $14.8 million or $0.64 per diluted share which includes $0.6 million of allocated income from the repurchase of 109,484 shares of preferred stock. Revenues for the six months ended June 30, 2010, were $36.1 million versus $35.1 million for the same period last year.

The Company will conduct a conference call on Tuesday, August 3, 2010, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended June 30, 2010. The conference call is accessible by dialing 877-317-6789. The international number is 412-317-6789. The earnings release will be available on our website. An audio replay of the conference call will be available from August 3, 2010 through August 23, 2010. Callers can access the replay by dialing 877-344-7529 or 412-317-0088 and entering conference number 443128.

At June 30, 2010, LTC had investments in 95 skilled nursing properties, 99 assisted living properties, 12 other properties and two schools. These properties are located in 29 states. Other properties consist of independent living properties and properties providing any combination of skilled nursing, assisted living and/or independent living services. The Company is a self-administered real estate investment trust that primarily invests in senior housing and long-term care facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Rental income	$16,050	$14,951	$31,660	$29,981
Interest income from mortgage loans	1,836	2,106	3,815	4,477
Interest and other income	301	328	577	643
Total revenues	18,187	17,385	36,052	35,101

Expenses:
Interest expense	419	814	820	1,706
Depreciation and amortization	4,014	3,694	7,874	7,395
Provisions for doubtful accounts	194	219	1,255	371
Operating and other expenses	1,930	1,918	3,903	3,651
Total expenses	6,557	6,645	13,852	13,123

Net income	11,630	10,740	22,200	21,978
Income allocated to non-controlling interests	(48)	(76)	(96)	(153)
Net income attributable to LTC Properties, Inc.	11,582	10,664	22,104	21,825

Income allocated to participating securities	(58)	(35)	(101)	(71)
Income allocated to preferred stockholders	(3,785)	(3,786)	(7,570)	(6,945)
Net income allocable to common stockholders	$7,739	$6,843	$14,433	$14,809

Net income allocable to common stockholders:
Basic earnings per common share	$0.33	$0.30	$0.62	$0.64
Diluted earnings per common share	$0.33	$0.30	$0.61	$0.64

Weighted average shares used to calculate earnings per common share:
Basic	23,643	23,081	23,464	23,070
Diluted	23,743	23,163	23,563	23,151

Reconciliation of Funds from Operations (“FFO”)

FFO is a supplemental measure of a real estate investment trust’s (“REIT”) financial performance that is not defined by U.S. generally accepted accounting principles (“GAAP”). The Company uses FFO as a supplemental measure of our operating performance and we believe FFO is helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical costs, which may be of limited relevance in evaluating current performance, FFO and FFO per share facilitate comparisons of operating performance between periods.

FFO is defined as net income allocable to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of assets plus real estate depreciation and amortization, with adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company; therefore, caution should be exercised when comparing our company’s FFO to that of other REITs.

The Company uses FFO excluding non-cash rental income and FFO excluding non-cash rental income and non-cash compensation charges as a supplemental performance measure of our cash flow generated by operations and cash available for distribution to stockholders. FFO, FFO excluding non-cash rental income and FFO excluding non-cash rental income and non-cash compensation charges do not represent cash generated from operating activities in accordance with U.S. GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income allocable to common stockholders.

The following table reconciles net income allocable to common stockholders to FFO allocable to common stockholders, FFO allocable to common stockholders excluding non-cash rental income and FFO allocable to common stockholders excluding non-cash rental income and non-cash compensation charges (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income allocable to common stockholders	$7,739	$6,843	$14,433	$14,809
Add: Depreciation and amortization	4,014	3,694	7,874	7,395
FFO allocable to common stockholders	11,753	10,537	22,307	22,204
Less: Non-cash rental income	(763)	(893)	(1,527)	(1,883)
FFO excluding non-cash rental income	10,990	9,644	20,780	20,321
Add: Non-cash compensation charges	355	351	721	665
FFO excluding non-cash rental income and non-cash compensation charges	$11,345	$9,995	$21,501	$20,986

Basic FFO allocable to common stockholders per share	$0.50	$0.46	$0.95	$0.96
Diluted FFO allocable to common stockholders per share	$0.49	$0.45	$0.94	$0.95

Diluted FFO	$12,697	$11,486	$24,180	$24,104
Weighted average shares used to calculate diluted FFO per share allocable to common stockholders	26,009	25,437	25,808	25,424

Basic FFO excluding non-cash rental income per share	$0.46	$0.42	$0.89	$0.88
Diluted FFO excluding non-cash rental income per share	$0.46	$0.42	$0.88	$0.87

Diluted FFO excluding non-cash rental income	$11,934	$10,517	$22,653	$22,221
Weighted average shares used to calculate diluted FFO excluding non-cash rental income per share allocable to common stockholders	26,009	25,257	25,808	25,424

Basic FFO excluding non-cash rental income and non-cash compensation charges per share	$0.48	$0.43	$0.92	$0.91
Diluted FFO excluding non-cash rental income and non-cash compensation charges per share	$0.47	$0.43	$0.91	$0.90

Diluted FFO excluding non-cash rental income and non-cash compensation charges	$12,289	$10,944	$23,374	$22,886
Weighted average shares used to calculate diluted FFO excluding non-cash rental income and non-cash compensation charges per share allocable to common stockholders	26,009	25,437	25,808	25,424

LTC PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Real Estate Investments:
Buildings and improvements, net of accumulated depreciation and amortization: 2010 — $153,003; 2009 — $145,180	$368,300	$337,719
Land	38,951	36,561
Mortgage loans receivable, net of allowance for doubtful accounts: 2010 — $1,498; 2009 — $704	67,146	69,883
Real estate investments, net	474,397	444,163
Other Assets:
Cash and cash equivalents	5,498	8,856
Debt issue costs, net	387	476
Interest receivable	1,609	1,964
Straight-line rent receivable, net of allowance for doubtful accounts: 2010 — $1,053; 2009 — $631	18,747	17,309
Prepaid expenses and other assets	8,260	8,663
Notes receivable	1,720	2,689
Marketable securities	6,476	6,473
Total Assets	$517,094	$490,593

LIABILITIES
Bank borrowings	$41,000	$13,500
Mortgage loan payable	—	7,685
Bonds payable	3,730	4,225
Accrued interest	100	102
Accrued expenses and other liabilities	8,407	7,801
Distributions payable	2,967	2,967
Total Liabilities	56,204	36,280

EQUITY
Stockholders' equity:
Preferred stock $0.01 par value; 15,000 shares authorized;
shares issued and outstanding: 2010 — 7,932; 2009 — 7,932	186,801	186,801
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2010 — 23,799; 2009 — 23,312	238	233
Capital in excess of par value	336,692	326,163
Cumulative net income	599,733	577,629
Other	334	390
Cumulative distributions	(664,870)	(638,884)
Total LTC Properties, Inc. Stockholders' Equity	458,928	452,332

Non-controlling interests	1,962	1,981
Total Equity	460,890	454,313
Total Liabilities and Equity	$517,094	$490,593

LTC PROPERTIES, INC.
SUPPLEMENTAL INFORMATION
(Unaudited, amounts in thousands)

Non-Cash Revenue Components

	2Q10	3Q10(1)	4Q10(1)	1Q11(1)	2Q11(1)
Straight-line rent	$930	$891	$832	$460	$417
Amort. Lease break fee	(167)	(167)	(167)	(167)	(167)
Net	$763	$724	$665	$293	$250
(1) Projections based on current in-place leases and do not assume any increase in straight-line rent from additional acquisitions.

Maturities

	2010	2011	2012	2013	2014
Lease Maturities	—	1 lease on 1 property	3 leases on 3 properties	2 leases on 2 properties	4 leases on 41 properties

Mortgage Loan Receivable Maturities (1)	$—	$6,646	$2,221	$16,723	$6,996

Mortgage Loan Payable Maturities (2)	$—	$—	$—	$—	$—

(1) Represents principal amount due at maturity.

(2) Excludes the Company’s unsecured revolving line of credit and bonds payable.

Note: At June 30, 2010, the Company had a floating rate debt balance of $3,730 at an all-in floating rate of 2.1%. This debt amortizes to $720 which is due in 2015 and is redeemable at anytime.

Portfolio Snapshot

	Six Months Ended June 30, 2010
Type of Property	Gross Investments	% of Investments	Rental Income	Interest Income (2)	% of Revenues (3)	Number of Properties	Number of SNF Beds (1)	Number of ALF Units (1)	Number of ILF Units (1)	Investment per Bed/Unit
Assisted Living Properties	$281,575	44.8%	$14,935	$1,407	46.1%	99	—	4,289	—	$65.65
Skilled Nursing Properties	279,098	44.4%	14,043	2,134	45.6%	95	10,919	—	—	$25.56
Other Properties(4)	55,205	8.8%	2,081	197	6.4%	12	795	290	370	$37.94
Schools (5)	13,020	2.0%	601	77	1.9%	2	N/A	N/A	N/A	N/A
Totals	$628,898	100.0%	$31,660	$3,815	100.0%	208	11,714	4,579	370

(1)

See the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Item 1. Business General – Owned Properties for discussion of bed/unit count.

(2) Includes interest income from mortgage loans.

(3) Includes rental income and interest income from mortgage loans.

(4) Includes independent living properties and properties providing any combination of skilled nursing, assisted living and/or independent living services.

(5) A private school property located in Minnesota is non-performing. On April 20, 2010, the borrower notified us that they ceased operations. Prior to that notice, the borrower was current with all loan payments.

LTC PROPERTIES, INC.
SUPPLEMENTAL INFORMATION
(Unaudited, amounts in thousands)

Balance Sheet Metrics
	Year to Date	Quarter Ended
	6/30/10	6/30/10		3/31/10		12/31/09		9/30/09		6/30/09

Debt to book capitalization ratio	8.9%	8.9%	(1)	7.9%	(1)	5.3%	(1)	2.6%	(6)	5.3%
Debt & Preferred Stock to book capitalization ratio	45.8%	45.8%	(1)	45.2%	(1)	44.2%	(1)	42.6%	(6)	44.1%

Debt to market capitalization ratio	5.5%	5.5%	(1)	4.6%	(1)	3.0%	(1)	1.6%	(6)	3.8%
Debt & Preferred Stock to market capitalization ratio	28.6%	28.6%	(1)	26.1%	(1)	25.1%	(4)	25.3%	(6)	29.5%

Interest coverage ratio(8)	37.7x	38.3x	(2)	37.0x	(3)	40.8x	(5)	45.2x	(7)	18.7x
Fixed charge coverage ratio(8)	3.7x	3.8x	(2)	3.5x	(3)	3.6x	(5)	3.7x	(7)	3.3x

(1) Increase primarily due to the increase in bank borrowing.
(2) Increase primarily due to additional net income generated from acquisitions in 2009 and 2010.

(3) Decrease primarily due to the increase of $0.9 million in provision for doubtful accounts related to a mortgage loan secured by a private school property located in Minnesota. On April 20, 2010, the borrower notified us that they ceased operations. Prior to that notice, the borrower was current with all loan payments.

(4) Decrease primarily due to the increase in market capitalization partially offset by the increase in bank borrowing.
(5) Decrease primarily due to the increase in operating and other expenses relating to transaction costs incurred for the acquisition of three assisted living properties in November of 2009.
(6) Decrease primarily due to the repayment of $23.9 million of mortgage debt in June and July of 2009.
(7) Increase primarily due to the decrease in interest expense relating to the repayment of mortgage debt.

(8) In calculating our interest coverage and fixed charge coverage ratios above, we use EBITDA, which is a financial measure not derived in accordance with U.S. generally accepted accounting principles (non-GAAP financial measure). Our coverage ratios indicate our ability to service interest expense and fixed charges (interest plus preferred dividends). Leverage ratios and coverage ratios are widely used by investors, analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. EBITDA is not an alternative to net income, operating income, income from continuing operations or cash flows from operating activities as calculated and presented in accordance with U.S. GAAP. You should not rely on EBITDA as a substitute for any such U.S. GAAP financial measures or consider it in isolation, for the purpose of analyzing our financial performance, financial position or cash flows. Net income is the most directly comparable GAAP measure to EBITDA. Below are a reconciliation of net income to EBITDA and the calculation of the interest coverage and fixed charge coverage ratios disclosed above:

	Year to Date	Quarter Ended
	6/30/10	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09

Net income	$22,200	$11,630	$10,570	$11,056	$11,326	$10,740
Add: Interest Expense	820	419	401	372	340	814
Add: Depreciation and amortization	7,874	4,014	3,860	3,733	3,694	3,694
Total EBITDA	$30,894	$16,063	$14,831	$15,161	$15,360	$15,248

Interest expense	$820	$419	$401	$372	$340	$814

Interest coverage ratio	37.7x	38.3x	37.0x	40.8x	45.2x	18.7x

Interest expense	$820	$419	$401	$372	$340	$814
Preferred stock dividends	7,570	3,785	3,785	3,785	3,785	3,786
Total fixed charges	$8,390	$4,204	$4,186	$4,157	$4,125	$4,600

Fixed charge coverage ratio	3.7x	3.8x	3.5x	3.6x	3.7x	3.3x

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
805-981-8655